THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
          ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

          VOID WITH RESPECT TO SERIES A WARRANTS AFTER 5:00 P.M., NEW YORK TIME, ON NOVEMBER 30, 1997, AND WITH RESPECT TO SERIES B WARRANTS AFTER 5:00 P.M. MAY 31, 2001, OR IF EITHER SUCH DAY IS NOT A BUSINESS DAY, AS DEFINED HEREIN, AT 5:00 P.M., NEW YORK TIME, ON THE NEXT FOLLOWING BUSINESS DAY, AS APPLICABLE.

                                 No. _______________

                          WARRANT TO PURCHASE ______ SHARES
                                   OF COMMON STOCK
                        OF ADVANCED MAMMOGRAPHY SYSTEMS, INC.
                           (SERIES A AND SERIES B PORTIONS)

                       TRANSFER RESTRICTED -- SEE SECTION 6.02


               This certifies that, for good and valuable consideration, _________________________ and its registered, permitted assigns (collectively, the "Warrantholder"), are entitled to purchase from ADVANCED MAMMOGRAPHY SYSTEMS, INC., a Delaware corporation (the "Company"), subject to the terms and conditions hereof, at any time before the respective Expiration Dates of the Series A and B portions, the number of fully paid and non-assessable shares of Common Stock set forth herein at the Exercise Prices set forth herein. The Exercise Prices and the number of shares purchasable hereunder are subject to adjustment as provided in
          Article III hereof. This Warrant is being issued pursuant to an agreement dated May 6, 1996, among the Company, Adar Equities LLC ("Adar") and Rickel & Co. ("Rickel") ("Distributor Agreement"), which required the Company to issue Adar, or another affiliate of Adar and Rickel, transferable divisible warrants for the purchase of an aggregate of 395,000 shares of Common Stock, consisting of a 197,500 share Series A portion and a 197,500 share of Series B portion.

                                      ARTICLE I

               Section 1.01:  Definition of Terms.  As used in this
               ------------   -------------------
          warrant, the following capitalized terms shall have the following respective meanings:

                    (a)  Business Day: A day other than a Saturday, Sunday
                         ------------
          or other day on which banks in the State of New York are authorized by law to remain closed.

                    (b)  Common Stock: The common stock, $.01 par value per
                         ------------
          share, of the Company.

                    (c)  Common Stock Equivalents: Securities that are
                         ------------------------
          convertible into or exercisable for shares of Common Stock.

                    (d)  Demand Registration: See Section 7.02.
                         -------------------

                    (e)  Exchange Act:  The Securities Exchange Act of
                         ------------
          1934, as amended, or any successor act.

                    (f)  Exercise Prices: $2.20 per Warrant Share for the
                         ---------------
          Series A portion and $2.50 per Warrant Share for the Series B portion, as such prices may be adjusted from time to time pursuant to Article III hereof.

                    (g)  Expiration Dates:  5:00 P.M., New York time, on
                         ----------------
          November 30, 1997 for the Series A portion and May 31, 2001 for the Series B portion (or if such dates are not Business Days as defined herein, the next following Business Day, as applicable).

                    (h)  Holder:  A Holder of Registrable Securities.
                         ------

                    (i)  NASD:  National Association of Securities Dealers,
                         ----
          Inc.

                    (j)  Person:  An individual, partnership, limited
                         ------
          liability company, joint corporation, trust, unincorporated organization or government or any department of agency thereof.

                    (k)  Piggyback Registration: See Section 7.01.
                         ----------------------

                    (l)  Prospectus: Any prospectus included in a
                         ----------
          Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

                    (m)  Public Offering:  A public offering of any of the
                         ---------------
          Company's equity or debt securities pursuant to a registration statement under the Securities Act.

                    (n)  Registration Expenses:  Any and all expenses
                         ---------------------
          incident to the performance of or compliance with Article VII, including, without limitation, (i) all SEC, stock exchange or automated quotation system and NASD registration and filing fees;
          (ii) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, mailing, messenger and delivery expenses; (iv) the fees and disbursements of counsel for the Company and of its independent certified public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance; and (v) any disbursements of underwriters customarily paid by issuers or sellers of securities including liability insurance if the Company so desires, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting fees, discounts and commissions and transfer taxes if any.

                    (o)  Registrable Securities:  Any Warrant Shares and/or
                         ----------------------
          other securities that may be or are issued by the Company upon exercise of this Warrant, and other Warrants issued by the Company pursuant to the Distributors Agreement, including Warrants hereafter issued in respect of any such securities by means of any stock splits, stock dividends, recapitalization or the like, and as adjusted pursuant to Article III hereof; provided, however, that as to any particular security contained
          --------  -------
          in Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement; or (ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) or other exemption or "safe harbor" from registration under the Securities Act; or
          (iii) they have been owned of record for a period of at least three years by Persons who are not affiliates (as defined under the Securities Act) of the Company.

                    (p)  Registration Statement: Any registration statement
                         ----------------------
          of the Company filed or to be filed with the SEC which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference by such registration statement.

                    (q)  SEC: The Securities and Exchange Commission or any
                         ---
          other federal agency at the time administering the Securities Act or the Exchange Act.

                    (r)  Securities Act: The Securities Act of 1933, as
                         --------------
          amended, or any successor act.

                    (s)  Series A:  The portion of this Warrant exercisable
                         --------
          at any time until November 30, 1997 for the purchase of 47,500 Warrant Shares and at an exercise price of $2.20 per Warrant Share, as may be adjusted herein.

                    (t)  Series B:  The portion of this Warrant exercisable
                         --------
          at any time until May 31, 2001 for the purchase of 47,500 Warrant Shares and at an exercise price of $2.50 per Warrant Share, as may be adjusted herein.

                    (u)  Warrants: This Warrant, the warrants issued on the
                         --------
          date hereof and all other warrants that may be issued in its or their place (together evidencing the right to purchase an aggregate of shares of the Company's Common Stock originally issued as set forth in the definition of Registrable Securities).

                    (v)  Warrantholder: The Person(s) to whom this Warrant
                         -------------
          is originally issued, or any successor in interest thereto, or any assignee or transferee thereof, in whose name this Warrant is registered upon the books to be maintained by the Company for that purpose.

                    (w)  Warrant Shares: Common Stock purchasable upon
                         --------------
          exercise of the Warrants.


                                      ARTICLE II

                           Duration and Exercise of Warrant
                           --------------------------------

               Section 2.01:  Duration of Warrant.  Subject to the terms
               ------------   -------------------
          contained herein, the Series A and the Series B portions of this Warrant may be exercised at any time before their applicable Expiration Dates. If the Series A portion is not exercised in full at or before 5:00 P.M., New York time, on its Expiration Date, the unexercised Series A portion shall become void, and all rights hereunder shall thereupon cease as to the Series A portion except for the registration rights in Article VII hereof. If the Series B portion of this Warrant is not exercised in full at or before 5:00 P.M., New York time, on its Expiration Date, the unexercised Series B portion shall become void, and all rights hereunder shall thereupon cease.

               Section 2.02:  Exercise of Warrant.  (a)  The Warrantholder
               ------------   -------------------
          may exercise this Warrant, in whole or in part, upon surrender of this Warrant with the Subscription Form hereon duly executed, to the Company at its corporate office at 2 Executive Drive, Fort Lee, New Jersey 07024, together with the applicable full Exercise Price for each Warrant Share to be purchased by tendering in lawful money of the United States, or by certified check or bank draft or wire transfer payable in United States Dollars to the order of the Company.

                    (b) Upon receipt of this Warrant with the Subscription Form duly executed and accompanied by payment of the aggregate Exercise Price for the Warrant Shares for which this Warrant is then being exercised, the Company will cause to be issued certificates for the total number of whole shares of Common Stock for which this Warrant is being exercised (adjusted to reflect the effect of the anti-dilution provisions contained in Article III hereof, if any, and as provided in Section 4.04 hereof) in such denominations in multiples of 1,000 shares as are required for delivery to the Warrantholder, and the Company shall thereupon deliver such certificates to the Warrantholder. If at the time this Warrant is exercised, a Registration Statement is not in effect to register under the Securities Act the Warrant Shares issuable upon exercise of this Warrant, the Company may require the Warrantholder to make such investment intent representations, and may place such legends on certificates representation the Warrant Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Warrant Shares to be issued without such registration.

                    (c) In case the Warrantholder shall exercise this Warrant with respect to less than all of the Warrant Shares that may be purchased under this Warrant, the Company will execute a warrant in the form and on the terms of this Warrant, provided that it has not expired, for the balance of such Warrant Shares and deliver such new warrant to the Warrantholder.

                    (d) The Company covenants and agrees that it will pay when due and payable any and all stock transfer and similar taxes which may be payable in respect of the issue of this Warrant or in respect of the issue of any Warrant Shares. The Company shall not, however, be required to pay any tax imposed on income or gross receipts or any tax which may be payable in respect of any transfer involved in the issuance or delivery of this Warrant or at the time of surrender and, until the payment of such tax, shall not be required to issue such Warrant Shares.


                                     ARTICLE III

                         Adjustment of Shares of Common Stock
                          Purchasable and of Exercise Price
                          ---------------------------------
               The Exercise Price and the number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article III. A separate calculation shall be made under this Article III with respect to the Series A and the Series B portions.

               Section 3.01:  Mechanical Adjustments.  (a) If at any time
               ------------   ----------------------
          prior to the full exercise of this Warrant, the Company shall (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock (other than cash dividends or distributions out of surplus or earnings); (ii) subdivide, reclassify or recapitalize its outstanding Common Stock into a greater number of shares; or (iii) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date of such subdivision, combination, reclassification or recapitalization shall be proportionately adjusted so that the Warrantholder shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised in full immediately prior to such time, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination, reclassification or recapitalization. Such adjustment shall be made successively whenever any event listed in this paragraph 3.01(a) shall occur.

                    (b) If the Company shall hereafter issue rights, options or warrants to all holders of its outstanding Common Stock, without charge to such holders, entitling them to subscribe for or purchase shares of Common Stock (or Common Stock Equivalents) at a price (or having a conversion price per share) less than the lower of the Exercise Price or the current market price of the Common Stock (as determined pursuant to paragraph
          (e) of this Section 3.01) on the record date described below, the Exercise Price then in effect shall be adjusted so that the Exercise Price shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such sale or issuance (which date in the event of distribution to shareholders shall be deemed to be the record date set by the Company to determine shareholders entitled to participate in such distribution) by a fraction, the numerator of which shall be (i) the number of shares of Common Stock outstanding on the date of such sale or issuance, plus (ii) the number of additional shares of Common Stock which the aggregate consideration received by the Company upon such issuance or sale (plus the aggregate of any additional amount to be received by the Company upon the exercise of such rights or warrants) would purchase at such current market price per share of the Common Stock; and the denominator of which shall be (i) the number of shares of Common Stock outstanding on the date of such issuance or sale, plus (ii) the number of additional shares of Common Stock offered for subscription or purchase (or into which the Common Stock Equivalents so offered are convertible). Such adjustments shall be made successively whenever such warrants or rights are issued. To the extent that shares of Common Stock are not delivered (or Common Stock Equivalents are not delivered) after the expiration of such rights or warrants, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments been made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or Common Stock Equivalents) actually delivered.

                    (c) In case the Company shall hereafter fix a record date for making a distribution to the holders of Common Stock of assets or evidences of its indebtedness (excluding cash dividends or distributions out of earnings and dividends or distributions referred to in paragraph (a) of this Section 3.01) or Common Stock subscription rights, options or warrants for Common Stock or Common Stock Equivalents (excluding those referred to in paragraph (b) of this Section 3.01), then in each such case the Exercise Price in effect after such record date shall be adjusted to the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in paragraph (e) of this Section 3.01), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such Common Stock subscription rights, option and warrants or of such Common Stock Equivalents applicable to one share of Common Stock, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever the record date for such distribution is fixed and shall become effective immediately after such record date.

                    (d) Whenever the Exercise Price payable upon exercise of either or both series of Warrants is adjusted pursuant to paragraphs (a), (b) or (c) of this Section 3.01, the Warrant Shares underlying the applicable series shall simultaneously be adjusted by multiplying the number of Warrant Shares initially issuable upon exercise of each Warrant by the Exercise Price in effect on the date thereof and dividing the product so obtained by the Exercise Price, as adjusted.

                    (e)  For the purpose of any computation under this
          Section 3.01, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing price for ten (10) consecutive Business Days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange, the representative closing bid price as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

                    (f) No adjustments in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; provided, however, that any adjustments which by reason of this paragraph
          (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3.01 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Notwithstanding anything in this Section 3.01 to the contrary, the Exercise Price shall not be reduced to less than the then existing par value of the Common Stock as a result of any adjustment made hereunder.

                    (g) In the event that at any time, as a result of any adjustment made pursuant to paragraph (a) of this Section 3.01, the Warrantholder thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraphs (a) to (g), inclusive, of this Section 3.01.

               Section 3.02:  Notice of Adjustment.  Whenever the number of
               ------------   --------------------
          Warrant Shares or the Exercise Price is adjusted as herein provided, the Company shall prepare and deliver to the Warrantholder a certificate signed by its Chairman, President, any Vice President, Treasurer or Secretary, or a similar officer of any successor, setting forth the adjusted number of shares purchasable upon the exercise of this Warrant and the Exercise Price of such shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which adjustment was made.

               Section 3.03:  No Adjustment for Dividends.  Except as
               ------------   ---------------------------
          provided in Section 3.01 of this Agreement, no adjustment in respect of any cash dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

               Section 3.04:  Form of Warrant After Adjustments.  The form
               ------------   ---------------------------------
          of this Warrant need not be changed because of any adjustments in the Exercise Price or the number or kind of the Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued.

               Section 3.05:  Preservation of Purchase Rights in Certain
               ------------   ------------------------------------------

          Transactions.
          ------------

                    (a) In case of any consolidation of the Company with or a merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, upon any such consolidation, merger, sale or conveyance and the surviving entity is a publicly traded company, the Company agrees that a condition of such transaction will be that the Company or
          such   successor or purchasing corporation, as the case may be,
          shall assume the obligations of the Company hereunder in writing. In the case of any such consolidation, merger or sale or conveyance, the Warrantholder shall have the right until the expiration date upon payment of the Exercise Price in effect immediately prior to such action, to receive the kind and amount of shares and other securities and/or property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had this Warrant been exercised immediately prior to such action, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article III. The provisions of this Section 3.05 shall similarly apply to successive consolidations, mergers, sales or conveyances.

                    (b) In case of any consolidation of the Company with or a merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, upon any such consolidation, merger, sale or conveyance and the surviving entity is a non-publicly traded company, the Company agrees that a condition of such transaction will be that the Company shall mail to the Warrantholders at the earliest applicable time (and, in any event not less than 20 days before any record date for determining the persons entitled to receive the consideration payable in such transaction) written notice of such record date. Such notice shall also set forth facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price of and the kind and amount of the shares of stock and other securities and property deliverable upon exercise of this Warrant.

                                      ARTICLE IV

                              Other Provisions Relating
                             to Rights of Warrantholders
                             ---------------------------

               Section 4.01:  No Rights as Stockholders: Notice to
               ------------   ------------------------------------
          Warrantholders.  Nothing contained in this Warrant shall be
          --------------
          construed as conferring upon the Warrantholder or its permitted transferees the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter or any rights whatsoever as stockholders of the Company.

               Section 4.02:  Lost, Stolen Mutilated or Destroyed Warrants.
               ------------   --------------------------------------------
          If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant.

               Section 4.03:  Reservation of Shares.
               ------------   ---------------------

                    (a) The Company covenants and agrees that at all times it shall reserve and keep available for the exercise of this Warrant such number of authorized shares of Common Stock as are sufficient to permit the exercise in full of this Warrant.

                    (b) The Company shall use its best efforts to secure the listing of any shares of Common Stock issued upon the exercise of this Warrant on the securities exchange or automated quotation system, if any, on which shares of Common Stock are then listed in compliance with the rules of such exchange or system.

                    (c) The Company covenants that all shares of Common Stock issued on exercise of this Warrant will be validly issued, fully paid, non-assessable and free of preemptive rights.

               Section 4.04:  No Fractional Shares.  Anything contained
               ------------   --------------------
          herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share in connection with the exercise of this Warrant, and in any case where the Warrantholder would, except for the provisions of this Section 4.04, be entitled under the terms of this Warrant to receive a fraction of a share upon exercise of this Warrant and receipt of the Exercise Price, issue the larger number of whole shares purchasable upon exercise of this Warrant. The Company shall not be required to make any cash or other adjustment in respect of such fraction of a share to which the Warrantholder would otherwise be entitled.

                                      ARTICLE V

                              Treatment of Warrantholder
                              --------------------------

               Prior to due presentment for registration or transfer of this Warrant, the Company may deem and treat the Warrantholder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes of the Company shall not be affected by any notice to the contrary.

                                      ARTICLE VI

                                Split-Up, Combination
                          Exchange and Transfer of Warrants
                          ---------------------------------

               Section 6.01:  Split-Up, Combination, Exchange and
               ------------   -----------------------------------
          Transfer of Warrants.  Subject to and limited by the provisions
          --------------------
          of Section 6.02 hereof, this Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms to purchase a like aggregate number of Warrant Shares of the applicable Series. If the Warrantholder desires to split up, combine or exchange this Warrant, he or it shall make such request in writing delivered to the Company and shall surrender to the Company this Warrant and any other Warrants to be so split up, combined or exchanged. Upon any such surrender for a split-up, combination or exchange, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split-up, combination or exchange which will result in the issuance of a Warrant entitling the Warrantholder to purchase upon exercise a fraction of a share of Common Stock or a fractional Warrant.

               Section 6.02:  Restrictions on Transfer.  Until June 1,
               ------------   ------------------------
          1997, this Warrant may not be sold, hypothecated exercised, assigned or transferred (a "Transfer"), except (i) to Howard Miller, Adar, any successor to the business of the Warrantholder, or any officer or employee of the Warrantholder, or (ii) to any underwriter in connection with a Public Offering of the Company's Common Stock, provided (as to (ii)) that this Warrant is exercised immediately upon such Transfer and the Warrant Shares issued upon such exercise is sold by such underwriter as part of such Public Offering and, as to (i) and (ii), only in accordance with and subject to the provisions of the Securities Act and the rules and regulations promulgated thereunder. If at the time of such a Transfer a Registration Statement is not in effect to register this Warrant under the Securities Act, the Company may require the Warrantholder to make such representations, and may place such legends on certificates representing this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit such a Transfer without such registration.


                                     ARTICLE VII

                    Registration Under the Securities Act of 1933
                    ---------------------------------------------

               Section 7.01:  Piggyback Registration.
               ------------   ----------------------

                    (a)  Right to Include Registrable Securities.  If at
                         ---------------------------------------
          any time prior to the Expiration Date the Company proposes to register its Common Stock under the Securities Act on any form for the registration of securities under such Act, whether or not for its own account (other than a registration form relating to (i) a registration of a stock option, stock purchase or compensation or incentive plan or of stock issued or issuable pursuant to any such plan, or a dividend investment plan; (ii) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation; or (iii) a registration of securities proposed to be issued in exchange for other securities of the Company) in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act (a "Piggyback Registration"), it will at such time give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders' rights under this Section 7.01. Such rights are referred to hereinafter as "Piggyback Registration Rights". Upon the written request of any such Holder made within 30 days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will include in the Registration Statement the Registrable Securities which the Company has been so requested to register by the Holders thereof provided that the aggregate number of Registrable Securities so requested to be requested by all Holders of Registrable Securities is at least 180,000 Warrant Shares (as initially constituted) and provided further that the Company need not include any such Registrable Securities in Registration Statements filed after the Expiration Date.

                    (b)  Withdrawal of Piggyback Registration by Company.
                         -----------------------------------------------
            If, any time after giving written notice of its intention to register any securities in a Piggyback Registration but prior to the effective date of the related Registration Statement filed in connection with such Piggyback Registration, the Company shall determine for any reason not to register such securities, the Company will give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such Piggyback Registration. All best efforts obligations of the Company pursuant to Section 7.02 shall cease if the Company determines to terminate any registration where Registrable Securities are being registered pursuant to this Section 7.01.

                    (c)  Piggyback Registration of Underwritten Public
                         ---------------------------------------------
          Offerings.  If a Piggyback Registration requested pursuant to
          ---------
          this Section 7.01 involves an underwritten offering, then, (i) all Holders requesting to have their Registrable Securities included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to other selling shareholders; and (ii) any Holder requesting to have its Registrable Securities included in such registration may elect in writing, not later than three Business Days prior to the effectiveness of the Registration Statement filed in connection with such registration, not to have its Registrable Securities so included in connection with such registration.

                    (d)  Payment of Registration Expenses for Piggyback
                         ----------------------------------------------
          Registration.  The Company will pay all Registration Expenses in
          ------------
          connection with each registration of Registrable Securities requested pursuant to a Piggyback Registration Right contained in this Section 7.01, except for the fees and disbursements of any counsel retained by the Holders of the Registrable Securities being so registered.

                    (e)  Priority in Piggyback Registration.  If a
                         ----------------------------------
          Piggyback Registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number or kind of Registrable Securities requested to be included in such Piggyback Registration would have a material adverse effect on such offering, including a significant decrease in the price at which such securities can be sold, then the Registrable Securities to be offered for the accounts of Holders pursuant to a Piggyback Registration Right shall be eliminated entirely or reduced pro rata as to all requesting Holders on the basis of the relative number of Registrable Securities to be included in such offering to the amount recommended by such managing underwriter; provided, however, that no securities may be offered in such registration for the account of persons other than the Company by virtue of their also having "piggyback" registration rights, or otherwise, unless the Registrable Securities requested to be included in such registration are so included on a pro rata basis (by percentage of each class of securities) as to such other persons holding "piggyback" rights and the Holders requesting registration .

                    (f)  Expiration of Piggyback Registration Rights.  The
                         -------------------------------------------
          Piggyback Registration Rights shall survive the exercise of the Warrant or the transactions or events pursuant to which such Registrable Securities were issued, but all such rights will terminate in all events on the Expiration Date. The Holders, as a group, shall be limited to two Piggyback Registrations under this Section 7.01.

               Section 7.02: Demand Registration.
               ------------  -------------------

                    (a)  Request for Registration.  Subject to the
                         ------------------------
          limitations set forth below in this Section 7.02, any Holder or Holders may after June 1, 1997 from time to time but prior to the Expiration Date of the Series B portion of this Warrant make written requests for the registration under the Securities Act of all or part of their Registrable Securities (a "Demand Registration") and provided at least 180,000 Warrant Shares (as initially constituted) are subject to the request. The Company shall use its best efforts to effect such Demand Registration. The Holders, as a group, shall be limited to one Demand Registration, and thereafter may not make any further written requests for registration under this Section 7.02.

                    (b)  Limitations on Demand Registration.  The Company
                         ----------------------------------
          shall not be required to effect a Demand Registration sooner than
          (i) for a 120 day period following the effective date of a registration statement pertaining to an underwritten Public Offering for the account of the Company; (ii) if the Company, in its reasonable judgment, determines that registration at the time requested by the Holders would materially adversely affect the Company, by, among other things, requiring disclosure of, any litigation or transactions at an inopportune time, in which case the obligation of the Company to register any Registrable Securities shall be delayed until the reason for such adverse affect has ceased to exist; or (iii) if the timing of the Demand Registration is such that a special audit of the Company would be required in connection with the preparation of financial statements for the registration.

               Section 7.03: Registration Procedures.
               ------------  -----------------------

                    (a) If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Article VII, the Company will, as expeditiously as practicable:

                         (i) notify the selling Holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing,
          (A) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (C) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (E) of the happening of any event that makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                         (ii) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

                         (iii) if reasonably requested by the managing underwriters, immediately incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters believe (on advice of counsel) should be included therein as required by applicable law relating to such sale of Registrable Securities, including, without limitation, information with respect to the purchase price being paid for the Registrable Securities by such underwriters and with respect to any other terms of the underwritten (or "best-efforts" underwritten) offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                         (iv)  furnish to each selling Holder of
          Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by all exhibits (including those incorporated by reference);

                         (v) deliver to each selling Holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of such Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

                         (vi) prior to any public offering of Registrable Securities, cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing, use its reasonable efforts to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective and any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided that
                                                            --------
          the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject the Company to general service of process in any jurisdiction where it is not at the time so subject or would subject the principal stockholders of the Company to any restrictions on the resale or transfer of their shares of the Company's Common Stock;

                         (vii)  cooperate with the selling Holders of
          Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale of Registrable Securities to the underwriters;

                         (viii)  upon the occurrence of any event
          contemplated by paragraph (i)(D) above, prepare a supplement or post-effective amendment to the applicable Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement or a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                         (ix)  with respect to each issue or class of
          Registrable Securities, use its best efforts to cause all Registrable Securities covered by the Registration Statements to be listed on each securities exchange on which similar securities issued by the Company are listed, if so requested by the Holders of a majority of such Registrable Securities;

                         (x)  except as otherwise provided in this
          Agreement, the Company shall have sole control in connection with the preparation, filing, withdrawal, amendment or supplementing of each Registration Statement, the selection of underwriters, and the distribution of any preliminary prospectus included in the Registration Statement, and may include within the coverage thereof additional shares of Common Stock or other securities for its own account or for the account of one or more of its other security holders;

                         (xi) Holders of Registrable Securities shall have no registration rights hereunder in respect of any proposed transfer of such securities if, in the opinion of securities counsel to the Company (A) registration under the Securities Act is not required for the transfer of the Registrable Securities in the manner provided by such Holder and that there are no further Securities Act resale restrictions on the Registrable Securities or (B) a post-effective amendment to an existing registration statement would be legally sufficient for such transfer.

                    (b) The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information as may otherwise be required by the Securities Act to be included in such Registration Statement, as the Company may from time to time reasonably request in writing.

                    (c) Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (a) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by paragraph (i) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. Each Holder of Registrable Securities agrees to notify the Company upon completion of its distribution of such Registrable Shares.

               Section 7.04:  Indemnification.
               ------------   ---------------

                    (a)  Indemnification by Company.  The Company agrees to
                         --------------------------
          indemnify and hold harmless, to the full extent permitted by the law, each Holder, its officers, directors and agents and each Person who controls such Holder or agents (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are contained in any information furnished in writing to the Company by such Holder expressly for use therein; provided, however, that the Company
                                     --------  -------
          shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities and (ii) the Prospectus would have corrected such untrue statement or omission; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver or cause to be delivered such Prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security from such Holder. The Company will also indemnify underwriters, selling brokers, dealer managers, and similar securities industry professionals participating in the distribution their officers and directors and each person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities, if requested.

                    (b)  Indemnification by Holder of Registrable
                         ----------------------------------------
          Securities.  In connection with any registration, each Holder
          ----------
          will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify, to the same extent as the indemnification provided by the Company in Section 7.04(a), the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue statement of a material fact or any omission of a material fact required to be stated in any Registration Statement or Prospectus or preliminary prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in or based upon any information or affidavit so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or Prospectus. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers, and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus or Registration Statement.

                    (c)  Conduct of Indemnification Procedure.  Any party
                         ------------------------------------
          that proposes to assert the right to be indemnified hereunder will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for hereunder shall be available to any party who shall fail to give notice as provided in this Section 7.04(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or
          (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

               Section 7.05:  Restrictions on Public Sale.  Restrictions on
               ------------   ---------------------------   ---------------
          Public Sale by Holder of Registrable Securities.  (a) Each holder
          -----------------------------------------------
          of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to Article VII hereof agrees, if requested by the managing underwriters in any underwritten offering, not to effect any public sale or distribution of any securities of the Company of the same class as the securities included in such Registration Statement, including a sale pursuant to rule 144 under the Securities Act (except as part of such underwritten registration), during the ten-day period prior to, and during the period the officers and directors of the Company are similarly restricted in the sale or distribution of any securities of the Company pursuant to such Registration Statement, to the extent timely notified in writing by the managing underwriters.

                    (b) The foregoing provisions shall not apply to any Holder if such Holder is prevented by applicable statute or regulation from entering any such agreement. However, any such Holder shall undertake, in its request to participate in such underwritten offering, not to effect any public sale distribution of the applicable Registrable Securities unless such Holder has provided 45 days prior written notice of such sale distribution to the underwriter or underwriters.


                                     ARTICLE VIII

                                    Other Matters
                                    -------------

               Section 8.01:  Successors and Assigns.  All the covenants
               ------------   ----------------------
          and provisions of this Warrant by or for the benefit of the Company and the Warrantholder shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

               Section 8.02:  Amendments and Waivers.  The provisions of
               ------------   ----------------------
          this Warrant, including the provisions of this sentence, may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of holders of at least a majority of the outstanding Registrable Securities. Holders shall be bound by any consent authorized by this Section whether or not certificates representing such Registrable Securities have been marked to indicate such consent.

               Section 8.03:  Governing Law.  This Warrant shall be
               ------------   -------------
          governed by and construed in accordance with the laws of the State of Delaware.

               Section 8.04:  Severability.  In the event that any one or
               ------------   ------------
          more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

               Section 8.05:  Integration/Entire Agreement.  This Warrant
               ------------   ----------------------------
          is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the warrants sold pursuant to the Warrant. This Warrant supersedes all prior agreements and understandings between the parties with respect to such subject matter, including, but not limited to, the Distributors Agreement.

               Section 8.06:  Notices.  Notice or demand pursuant to this
               ------------   -------
          Warrant to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made if sent by first class mail, postage prepaid, to the Warrantholder or the Holder of Registrable Securities at its last known address as it shall appear on the books of the Company.

               Section 8.07:  Headings.  The Article and Section headings
               ------------   --------
          herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.


                    IN WITNESS WHEREOF, this Warrant has been duly executed by the Company as of the 1st of June, 1996.

                                        ADVANCED MAMMOGRAPHY SYSTEMS, INC.


                                        By:________________________________
                                            Jack Nelson, Chairman

                                      ASSIGNMENT

          (To be executed only upon assignment of Warrant Certificate)

          For value received, ______________________________ hereby sells, assigns and transfers unto _____________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

                    Name(s) of                                     No. of
                    Assignee(s)         Address      Series       Warrants
                    -----------         -------      ------       --------





          And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants represented by said Warrant
          Certificate.

          Dated:________________ 19__.




                                   Note: The above signature should
                                        correspond exactly with the name on
                                        the face of this Warrant
                                        Certificate.

                                    EXERCISE FORM


                      (To be executed upon exercise of Warrant)



          Advanced Mammography Systems, Inc.



               The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for Series __ (mark A or B) for, and to purchase thereunder, shares of Common Stock, as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check or wire transfer in the amount of $

               Please issue a certificate or certificates for such Common Shares in the name of

                                        Name__________________________
                                                  (Please Print)

                                            __________________________
                                                    Address

                                            __________________________

                                            __________________________
                                                Social Security No.

                                        Signature___________________
                                        Note:     The above signature
                                                  should correspond exactly
                                                  with the name on the
                                                  first page of this
                                                  Warrant Certificate.

          Dated:  ________________

               And if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the balance remaining of the number of whole shares purchasable thereunder.